UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2018

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 8.01. Other Events.

On September 7, 2018, Starwood REIT Advisors, L.L.C. (the “Advisor”), the external advisor to Starwood Real Estate Income Trust, Inc. (the “Company”), entered into an Investment Management Agreement (the “Investment Management Agreement”) with BlackRock Financial Management, Inc. (“BlackRock”). Pursuant to the Investment Management Agreement, BlackRock will serve as a sub-advisor to the Advisor and act as the investment manager for the Company’s portfolio of real estate-related securities (the “Securities Portfolio”) and other investments that provide liquidity for the Company’s share repurchase plan, cash management and other purposes. The Securities Portfolio may comprise up to 20% of the Company’s assets. Under the terms of the Investment Management Agreement, BlackRock’s fee for its services shall be paid entirely by the Advisor and not by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 7, 2018

STARWOOD REAL ESTATE INCOME TRUST, INC.

By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary

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